UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 19, 2011

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street, Suite 101
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(619) 501-3932
(Registrant's Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 19, 2011 and in accordance with Article VIII of the Company’s Bylaws, the Company’s Board of Directors approved an amendment to Article I, Section 9 of the Company’s Bylaws, so that as amended, Article I, Section 9, reads as follows:

Section 9. Any action which may be taken by the vote of stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power then outstanding. For purposes of this Section 9, the term “voting power” shall be defined as the aggregate of all voting rights and powers held by the sum of: (a) all holders of the Corporation’s Common Stock outstanding, plus (b) all voting rights and powers held by all holders of the Corporation’s Preferred Stock outstanding.

Item 7.01                      Regulation FD Disclosure

Effective May 19, 2011, the Company’s Board of Directors amended Article I, Section of the Company’s Bylaws so that, as amended, Article 1, Section 9, reads as follows:

Section 9. Any action which may be taken by the vote of stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power then outstanding. For purposes of this Section 9, the term “voting power” shall be defined as the aggregate of all voting rights and powers held by the sum of: (a) all holders of the Corporation’s Common Stock outstanding, plus (b) all voting rights and powers held by all holders of the Corporation’s Preferred Stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX WIND, CORP.

By: /s/ Kevin Claudio
Name: Kevin Claudio
Title: Chief Financial Officer

Date:  May 25, 2011